                                                          STATE/COUNTRY/DATE                 PRIMARY
       NAME                                                OF INCORPORATION            BUSINESS ACTIVITIES
-------------------------------------------------------  --------------------  -----------------------------------
  American Re Corporation(1)...........................  Delaware/1991         Holding Company
    American Re-Insurance Company......................  Delaware/1917         Reinsurance
      American Re Inversiones, S.A. ...................  Chile/1986            Holding Company
      111 East 50th Street Corporation.................  New York              Real Estate
        American Re-Insurance Company (Chile) S.A......  Chile/1981            Reinsurance
    American Alternative Insurance Corporation.........  New York/1923         Alternative Market Insurance
    American Alternative Insurance Corporation of
      Delaware.........................................  Delaware/1995         Alternative Market Insurance
    American Re Asset Management, Inc..................  Delaware/1995         Investment Management
    American Re Capital................................  Delaware/1995         Business Trust
    AM-RE Managers, Inc................................  Delaware/1988         Alternative Markets
      American Alternative Management, Inc.............  Delaware/1997         Alternative Markets Consulting
      Becher + Carlson Risk Management Inc.............  California/1983       Risk Management
        Becher + Carlson South Africa, Ltd.............  South Africa/1997     Risk Management
      Becher + Carlson Management, Ltd.................  Bermuda/1981          Captive Management
      Becher + Carlson Brokerage, Ltd..................  Bermuda/1986          Brokerage
          AM-RE Managers (Bermuda) Ltd.................  Bermuda/1990          Underwriting Management
      Becher + Carlson Insurance Services, Inc.........  California/1981       Agency
          AM-RE Brokers, Inc...........................  Delaware/1978         Reinsurance Brokerage
      Becher + Carlson Insurance Agency
        of Ohio........................................  Ohio/1994             Agency
      Becher + Carlson South Africa (Pty) Ltd..........  South Africa/1997     Risk Management
      Becher + Carlson Mauritius.......................  Mauritius/1997        Risk Management
    AM-RE Services, Inc................................  Delaware/1980         Consulting Services
      AM-RE Consultants, Inc...........................  Delaware/1994         Consulting Services
    American Re Holdings, Ltd..........................  England/1988          Holding Company
      American Re Management, Ltd......................  England/1988          Underwriting Management
      American Re Managers International, Ltd..........  England/1988          Representative Office
      American Re Management (Vienna) GmbH.............  Austria/1991          Representative Office
      ARB International, Ltd...........................  England/1989          Lloyd's Brokerage
      Risk Management Partners, Ltd.(2)................  England/1994          Insurance
    Princeton Eagle Holding (Bermuda) Limited..........  Bermuda/1994          Holding Company
      Princeton Eagle Insurance Company Limited........  Bermuda/1994          Rent-a-Captive Facility
    Princeton Eagle West Holding Inc...................  Delaware/1995         Holding Company
      Princeton Eagle West Insurance Company...........  Bermuda/1995          Rent-a-Captive Facility
    The Princeton Excess and Surplus Lines Insurance
      Company..........................................  Delaware/1995         Surplus Lines Insurance

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(1) Indentations indicate subsidiaries. All ownership is 100% of common stock other than directors(1) qualifying shares or where local laws or customs in foreign jurisdictions require multiple shareholders (for example, American Re Managers International, Ltd. owns 1 share of American Re Management (Vienna) GmbH).

(2) A joint venture 50% owned by American Re Holdings, Ltd. and 50% owned by Arthur J. Gallagher (UK) Ltd.